Exhibit 99.1

Sirona Reports Fiscal 2010 Second Quarter Results

•	Revenue was $190.1 million, an increase of 15.4% compared to prior year, or up 11.0% on a constant currency basis.

•	Operating income excluding amortization expense was $46.1 million, up 47.2% versus $31.3 million in the prior year.

•	Cash flow from Operations was $34.2 million, compared to $23.4 million in the prior year quarter.

•	Early debt repayment of $78.1 million.

•	Sirona increases FY10 guidance – revenue growth of 6% to 8% constant currency (prev. 4% to 6%) and operating income excluding amortization expense of $178 to $184 million (prev. $170 to $176 million).

Long Island City, New York, May 5, 2010 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the three and six months ended March 31, 2010.

Second Quarter Fiscal 2010 vs. Second Quarter Fiscal 2009 Financial Results

Revenue was $190.1 million, an increase of $25.3 million or 15.4% (up 11.0% on a constant currency basis), with growth rates for the Company’s business segments as follows: Instruments increased 22.0% (up 15.1% constant currency); Treatment Centers increased 20.7% (up 13.9% constant currency); Imaging Systems increased 20.4% (up 16.6% constant currency); and CAD/CAM increased 6.3% (up 3.4% constant currency). Revenue in the United States increased by 7.7%, particularly driven by strong sales of our Galileos 3D imaging system. Outside the United States, revenue increased by 19.2% (up 12.5% constant currency), driven by strength in Germany and Australia.

Gross profit was $99.3 million, up $19.0 million. Gross profit margin was 52.2% in the second quarter of Fiscal 2010, compared to 48.7% in the prior year. The gross profit margin expansion was the result of product and regional mix and lower levels of amortization expense.

Second quarter 2010 operating income excluding amortization expense was $46.1 million (operating income of $30.6 million plus amortization expense of $15.5 million), compared to $31.3 million (operating income of $13.7 million plus amortization expense of $17.6 million) in the prior year.

Net income for the second quarter of 2010 was $17.5 million, or $0.31 per diluted share, compared to $0.6 million, or $0.01 per diluted share in the prior year period. Second quarter 2010 earnings per share included $0.21 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.07 related to the revaluation of the Patterson exclusivity fee, a loss of $0.06 resulting from the revaluation of short-term intra-group loans and a $0.01 gain on the sale of a subsidiary. For the second quarter of 2009, earnings per share included $0.23 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.05 related to the revaluation of the Patterson exclusivity fee, a $0.03 loss resulting from the revaluation of short-term intra-group loans and a $0.04 restructuring expense.

At March 31, 2010, the Company had cash and cash equivalents of $162.4 million and total debt of $367.3 million, resulting in net debt of $204.9 million. This compares to net debt of $293.8 million at September 30, 2009. The decrease in net debt was driven by strong cash flow from operations. In March, the Company paid back the second scheduled debt repayment of $78.1 million, eight months ahead of schedule.

Chairman, President & CEO, Jost Fischer commented; “We are pleased with our strong performance in the second quarter. Our innovative product launches and technologically advanced portfolio continue to drive our performance. This was highlighted by robust sales of our Galileos 3D imaging system, which benefited from heightened interest in our Galileos CEREC integration. Our bottom line benefited from strong sales growth, margin expansion and deleveraging. As a result of our first half 2010 performance, and our confidence in the remainder of the year, we are increasing our Fiscal 2010 guidance.”

Fiscal 2010 Guidance Update

The Company expects to achieve constant currency revenue growth in the range of 6% to 8% in Fiscal 2010, up from the previous guidance range of 4% to 6%. Operating income excluding amortization expense is expected to be in the range of $178 to $184 million, up from the previous guidance range of $170 million to $176 million.

First Half Fiscal 2010 vs. First Half Fiscal 2010 Financial Results

Revenue was $405.0 million, an increase of $60.4 million or up 17.5% (up 10.9% constant currency) with growth rates for the Company’s business segments as follows: CAD/CAM Systems increased 20.8% (up 15.5% constant currency); Instruments increased 20.4% (up 10.6% constant currency); Treatment Centers increased 16.1% (up 6.6% constant currency); and Imaging Systems increased 14.1% (up 9.2% constant currency). Revenue in the United States increased 10.0%. Outside the United States, revenue increased 21.4% (up 11.3% constant currency) driven by solid performance in Germany and Asia Pacific.

Gross profit increased by $44.4 million to $211.7 million, up 26.5%. Gross profit margins expanded 370 basis points to 52.3 percent, due to product and regional mix and lower levels of amortization expense.

First half 2010 operating income excluding amortization expense was $105.8 million (operating income of $74.1 million plus amortization expense of $31.7 million), compared to $70.7 million (operating income of $35.5 million plus amortization expense of $35.2 million) in the prior year. First half 2009 results included a $2.8 million restructuring expense.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on May 5, 2010. The teleconference can be accessed by calling +1 866 730 5767 (domestic) or +1 857 350 1591(international) using passcode # 89692964. The webcast will be available via the Internet at www.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through May 12, 2010 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 83030087. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and exspressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the

Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months		Six months
	ended		ended
	March 31,		March 31,
	2010	2009	2010	2009
	$’000s (except per share amounts)		$’000s (except per share amounts)
Revenue	$190,136	$164,822	$404,959	$344,543
Cost of sales	90,803	84,507	193,256	177,227

Gross profit	99,333	80,315	211,703	167,316

Selling, general and administrative expense	60,354	56,048	120,206	113,470
Research and development	11,690	10,043	23,155	21,101
Provision for doubtful accounts and notes receivable	72	221	136	446

Net other operating (income)/loss and restructuring costs	(3,408)	270	(5,908)	(3,191)

Operating income	30,625	13,733	74,114	35,490

Loss on foreign currency transactions, net	5,049	7,077	4,416	10,669
(Gain)/loss on derivative instruments	(1,712)	(240)	(2,735)	4,727
Interest expense, net	4,141	5,593	9,343	11,657
Other expense	404	—	784	—

Income before taxes	22,743	1,303	62,306	8,437
Income tax provision	4,548	364	12,461	2,362

Net income	18,195	939	49,845	6,075
Less: Net income attributable to noncontrolling interests	656	344	1,131	(79)

Net income attributable to Sirona Dental Systems, Inc.	$17,539	$595	$48,714	$6,154

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.32	$0.01	$0.88	$0.11

- Diluted	$0.31	$0.01	$0.86	$0.11

Weighted average shares - basic	55,122,944	54,818,604	55,044,832	54,856,537

Weighted average shares - diluted	56,610,111	55,044,094	56,490,563	55,103,133

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2010	2009
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$162,439	$181,098
Restricted cash	721	902
Accounts receivable, net of allowance for doubtful accounts of $2.201 and $2,088, respectively	99,700	98,277
Inventories, net	73,144	74,525
Deferred tax assets	17,045	16,483
Prepaid expenses and other current assets	16,839	20,239
Income tax receivable	2,578	3,956

Total current assets	372,466	395,480

Property, plant and equipment, net of accumulated depreciation and amortization of $72,435 and $70,061, respectively	93,637	102,775
Goodwill	648,233	696,355
Investments	1,802	1,739
Intangible assets, net of accumulated amortization of $335,340 and $327,183, respectively	389,220	447,946
Other non-current assets	1,425	2,837
Deferred tax assets	1,107	943

Total assets	$1,507,890	$1,648,075

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$39,798	$38,463
Short-term debt and current portion of long-term debt	2,988	4,688
Income taxes payable	7,821	5,191
Deferred tax liabilities	1,502	466
Accrued liabilities and deferred income	75,079	95,602

Total current liabilities	127,188	144,410

Long-term debt	364,336	470,224
Deferred tax liabilities	139,970	159,659
Other non-current liabilities	12,144	8,699
Pension related provisions	46,234	50,328
Deferred income	65,000	70,000

Total liabilities	754,872	903,320

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; 55,241,095 shares issued and 55,213,372 shares outstanding at Mar. 31, 2010 and 54,972,754 shares issued and 54,945,031 shares outstanding at Sept. 30, 2009)	553	550
Additional paid-in capital	645,807	637,264
Treasury stock (27,723 shares at cost)	(284)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	140,571	91,857
Accumulated other comprehensive income	13,542	63,154

Total Sirona Dental Systems, Inc. shareholders’ equity	751,086	743,438

Noncontrolling interests	1,932	1,317

Total shareholders’ equity	753,018	744,755

Total liabilities and shareholders’ equity	$1,507,890	$1,648,075

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31,
	2010	2009
	$’000s

Cash flows from operating activities
Net income	$49,845	$6,075

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	42,589	44,572
Loss on disposal of property, plant and equipment	15	80
(Gain)/loss on derivative instruments	(2,735)	4,727
Loss on foreign currency transactions	4,416	10,669
Deferred income taxes	(9,491)	(14,010)
Amortization of debt issuance cost	586	597
Compensation expense from stock options	8,048	7,794

Changes in assets and liabilities
Accounts receivable	(7,288)	(24,724)
Inventories	(3,601)	(1,776)
Prepaid expenses and other current assets	6,701	(11,834)
Restricted cash	109	(16)
Other non-current assets	26	(664)
Trade accounts payable	3,353	(3,177)
Accrued interest on long-term debt	(1,412)	(4,043)
Accrued liabilities and deferred income	(25,309)	6,371
Other non-current liabilities	4,037	(2,702)
Income taxes receivable	1,506	2,066
Income taxes payable	3,415	1,867

Net cash provided by operating activities	74,810	21,872

Cash flows from investing activities
Investment in property, plant and equipment	(9,566)	(10,137)
Proceeds from sale of property, plant and equipment	150	283
Purchase of intangible assets	—	(64)
Purchase of long-term investments	(230)	(63)
Sale of businesses, net of cash sold	1,928	4,985

Net cash used in investing activities	(7,718)	(4,996)

Cash flows from financing activities
Repayments of short-term and long-term debt	(78,072)	(1,153)
Purchase of treasury stock	—	(285)
Common shares issued under share based compensation plans	2,973	134
Tax effect of common shares exercised under share based compensation plans	1,181	34

Net cash used in financing activities	(73,918)	(1,270)

Change in cash and cash equivalents	(6,826)	15,606
Effect of exchange rate change on cash and cash equivalents	(11,833)	(7,765)
Cash and cash equivalents at beginning of period	181,098	149,663

Cash and cash equivalents at end of period	$162,439	$157,504

Other Financial Data (unaudited)

	Three months ended March 31,		Six months ended March 31,
	2010	2009	2010	2009
	$’000s		$’000s
Net income attributable to Sirona Dental Systems, Inc.	$17,539	$595	$48,714	$6,154
Net interest expense	4,141	5,593	9,343	11,657
Provision for income taxes	4,548	364	12,461	2,362
Depreciation	5,307	4,792	10,929	9,400
Amortization	15,503	17,600	31,660	35,213

EBITDA	$47,038	$28,944	$113,107	$64,786

Supplemental Information (unaudited)

	Three months ended March 31,		Six months ended March 31,
	2010	2009	2010	2009
	$’000s		$’000s
Share-based compensation	$4,109	$3,959	$8,048	$7,794
Unrealized, non-cash loss on revaluation of the carrying value of the $-denominated exclusivity fee	5,099	4,034	6,451	6,325
Unrealized, non-cash loss on revaluation of the carrying value of short-term intra-group loans	4,404	2,510	5,671	3,912

	$13,612	$10,503	$20,170	$18,031

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes share-based compensation expense and revaluation of the carrying value of the dollar-denominated exclusivity payment and on the carrying value of short-term intra-group loans. Sirona’s management believes that these items, which are noncash in nature, should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period.

The average monthly exchange for the six months period that ended March 31, 2010 varied from $1.48102 to $1.35825 and was $1.43 on average. For the three and six months ended March 31, 2009, an average quarterly foreign exchange rate converting Euro-denominated revenues into U.S. Dollars of $1.30799 and $1.31347, respectively, was applied.